Exhibit 99.1

Boxlight Reports Fourth Quarter and Full Year 2021 Financial Results

●	Revenue increased by 38% to $44 million for the quarter and by 237% for the year to $185 million
●	Net income per common share improved by $0.6 to $(.11) for the quarter and by $.16 per common share to $(.23) for the year
●	Expect Q1 2022 Revenue of $44 million and Adjusted EBITDA of $2 million
●	Expect Full Year 2022 Revenue of $250 million and Adjusted EBITDA of $26 million

Lawrenceville, GA – Business Wire – March 17, 2022 – Boxlight Corporation (Nasdaq: BOXL) (“Boxlight”), a leading provider of interactive technology solutions, today announced the Company’s financial results for the fourth quarter and year ended December 31, 2021.

Key Financial Highlights for Q4 2021 as Compared to Q4 2020

●	Revenue increased by 38.1% to $44.0 million
●	Customer orders increased by 25.0% to 41.5 million
●	Gross profit margin improved by 100 basis points to 21.2%
●	Net loss improved by $1.4 million to $(7.1) million
●	Adjusted EBITDA loss increased by $2.4 million to $(2.0) million
●	Net loss per common share improved by $0.06 to $(0.11)
●	Working capital improved by 154.0% to $53.4 million
●	Ended quarter with $27.6 million backorders, $17.9 million cash and $53.3 million stockholders’ equity

Key Financial Highlights for Full Year 2021 as Compared to Full Year 2020

●	Revenue increased by 237% to $185.2 million
●	Customer orders increased by 283% to 216.2 million
●	Gross profit margin was 25.1%, as adjusted for the net effect of acquisition related purchase accounting, increased by 117 basis points to 26.8%
●	Net loss improved by $2.4 million to $(13.8) million
●	Adjusted EBITDA improved by $13.1 million to $12.1 million
●	Net loss per common share improved by $0.16 to $(0.23)

Key Business Highlights for 2021

●

Received significant customer orders of $3.1 million from Unit DK (Denmark), $2.6m from Bluum (U.S.), $2.5 million from Central Technologies (U.S.), $2.2 million from D&H Distributing (U.S.), $2.2 million from ASI (Australia), $1.9 million from Advanced Classroom Technologies (U.S.), $1.3 million from Speechi (France) and $1.1 million from Roche Audio Visual (U.K.).

●	Completed the acquisition of FrontRow, a leading provider of classroom and campus communication solutions for the education market. We expect FrontRow to contribute $32 million revenue and $8 million EBITDA in fiscal year 2022.

●	Secured a $68.5 million loan facility with WhiteHawk Capital Partners, providing funding to complete the FrontRow acquisition, refinance existing debt with Sallyport Commercial Finance and Lind Global Asset Management, and allow for general working capital.

●	We continue to innovate and release product updates and feature additions that differentiate us from the competition, including a new generation of interactive and non-interactive flat panels, enhancements to our MimioConnect blended learning platform, improved tools in our LYNX Whiteboard annotation and lesson planning software, the ability to access our Cleverstore 3 education app via a web browser, additional screen sharing tools using Clevershare 5, and the addition of sensor technologies to monitor air quality in meeting spaces.

●	Clevertouch Technologies received two Tech & Learning Best of Show Awards at InfoComm for our Clevertouch IMPACT Plus interactive touchscreen and ClevertouchLive, our customizable content management platform.

Management Commentary

“We had a strong fourth quarter, delivering $44 million in revenue, a 38% organic increase over the fourth quarter of 2020,” commented Michael Pope, Chairman and Chief Executive Officer. “The financial results of FrontRow were not included in our Q4 financial statements because we completed the acquisition on December 31, 2021. However, due to significant one-time costs during the quarter from the FrontRow transaction and related financing, as well as high supply chain and logistics expenses, we reported an Adjusted EBITDA loss of $2 million.

“For the current year, we are experiencing stronger than expected customer orders as well as growth in our sales pipeline and have lifted our guidance for the full year to $250 million in revenue and $26 million in Adjusted EBITDA. For the first quarter, we expect $44 million in revenue and $2 million in Adjusted EBITDA.

“We concluded the year with an improved balance sheet including $18 million cash, $53 million working capital and $53 million in net assets.

“Just two years prior, we reported the full year 2019 financial results with $31 million in orders, $33 million in revenue and an Adjusted EBITDA loss of $6 million. We are a dramatically larger company today, benefitting from both market expansion and strategic acquisitions. For the full year 2021, on a pro forma basis combined with FrontRow, we generated $250 million in orders, $215 million in revenue and $21 million in Adjusted EBITDA. We are gaining on our key competitors with an aim to achieve the top industry position in each of our product categories. We are also committed to continue our trend of above market growth and improving profitability.

Financial Results for the Three Months Ended December 31, 2021

Revenues for the three months ended December 31, 2021 were $44.0 million as compared to $31.9 million for the three months ended December 31, 2020, resulting in a 38.1% increase, primarily due to increased demand for our solutions in the U.S. and Europe.

Gross profit for the three months ended December 31, 2021 was $9.3 million as compared to $3.6 million for the three months ended December 31, 2020. The gross profit margin for the three months was 21.2% which is an improvement of 100 basis points compared to the comparable three months in 2020. Gross profit margin, adjusted for the net effect of acquisition-related purchase accounting, was 28.1% as compared to the 26.4%, as adjusted, reported for the three months ended December 31, 2020. As reported in previous quarters this year, gross margins have been adversely impacted by approximately four percentage points due to increased freight and customs costs caused by supply chain challenges associated with the effects of the Covid-19 pandemic. Additional pressure on margin has been seen on the cost of manufacturing as a result of component shortages which have had an adverse impact of approximately 4% in the quarter.

Total operating expenses for the three months ended December 31, 2021 were $14.9 million as compared to 11.1 million for the three months ended December 31, 2020. The increase primarily arose from headcount and other related overhead expenses and significant one-time costs related to the FrontRow and WhiteHawk transaction.

Other income (expense) for the three months ended December 31, 2021 was net expense of $(2.2) million, as compared to net expense of $(1.9) million for the three months ended December 31, 2020. Other expense increased primarily due to $1.6 million losses recognized upon the settlement of debt obligations.

The Company reported net loss of $7.1 million for the three months ended December 31, 2021 as compared to a net loss of $8.6 million for the three months ended December 31, 2020.

The net loss attributable to common shareholders was $7.5 million and $8.9 million for the three months ended December 31, 2021 and 2020, respectively, after deducting the fixed dividends to Series B preferred shareholders of $317 thousand in 2021 and $338 thousand in 2020.

Total comprehensive loss was $6.9 million and $3.2 million for the three months ended December 31, 2021 and 2020, reflecting the effect of cumulative foreign currency translation adjustments on consolidation, with the net effect in the quarter of $275 thousand gain and $5.3 million gain for the three months ended December 31, 2021 and 2020, respectively.

The EPS for the three months ended December 31, 2021 was $(.11) loss, compared to $(0.17) loss for the three months ended December 31 2020.

EBITDA for the three months ending December 31, 2021 was $(5.1) million loss, as compared to $(6.4) million EBITDA loss for the three months ending December 31, 2020.

Adjusted EBITDA for the three months ended December 31, 2021 was $(2.0) million loss, as compared to $356 thousand for the three months ended December 31, 2020. Adjustments to EBITDA include stock-based compensation expense, gains/losses recognized upon the settlement of certain debt instruments, gains/losses from the remeasurement of derivative liabilities, and the effects of purchase accounting adjustments in connection with acquisitions.

At December 31, 2021, Boxlight had $17.9 million in cash and cash equivalents, $53.4 million in working capital, $51.6 million inventory, $201.4 million in total assets, $51.9 million in debt (which is our new Whitehawk debit facility, net of debt issuance costs of 7.1 million), $53.3 million in stockholders’ equity, 63.8 million common shares issued and outstanding, and 3.1 million preferred shares issued and outstanding.

Financial Results for the Year Ended December 31, 2021

Revenues for the twelve months ended December 31, 2021 were $185.2 million as compared to $54.9 million for the twelve months ended December 31, 2020, resulting in a 237% increase due primarily to the acquisition of Sahara in September 2020 and increased demand for our solutions.

Gross profit for the twelve months ended December 31, 2021 was $46.5 million as compared to $9.9 million for the twelve months ended December 31, 2020. The gross profit margin for the twelve months ended December 31 2021 was 25.1% compared to 18% for the twelve months ended December 31, 2020. Gross profit margin, adjusted for the net effect of acquisition-related purchase accounting, was 26.8% as compared to the 27.1%, as adjusted, reported for the twelve months ended December 31 2020. As reported in previous quarters this year, gross margins have been adversely impacted by approximately four percentage points due to increased freight and customs costs caused by supply chain challenges associated with the effects of the Covid-19 pandemic; this is anticipated to continue into 2022. Additional pressure on margin has been seen on the cost of manufacturing as a result of component shortages which have had an adverse impact of approximately 3.9% in the twelve months to December 31, 2021.

Total operating expenses for the twelve months ended December 31, 2021 were $49.1 million as compared to $22.6 million for the twelve months ended December 31, 2020. The increase primarily resulted from additional overhead costs associated with full year cost of the acquired Sahara operations in September 2020.

Other income (expense) for the twelve months ended December 31, 2021 was net expense of $(7.9) million, as compared to net expense of $(4.3) million for the twelve months ended December 31, 2020. The increase in other expense was primarily due to $4.9 million of increased expense due to losses recognized upon the settlement of certain debt instruments.

The Company reported a net loss of $(13.8) million for the twelve months ended December 31, 2021 as compared to a net loss of $(16.2) million for the twelve months ended December 31, 2020.

The net loss attributable to common shareholders was $(14.7) million and $(16.5) million for the twelve months ended December 31, 2021 and 2020, respectively, after deducting fixed dividends to Series B preferred shareholders of $1.3 million in 2021 and the fair value revaluation deemed contribution of $367 thousand following the redemption amendment with the Series B shareholders signed June 14, 2021.

Total comprehensive loss was $(15.3) million and $(10.9) million for the twelve months ended December 31, 2021 and 2020, reflecting the effect of cumulative foreign currency translation adjustments on consolidation, with the net effect year to date of $(1.5) million loss and $5.2 million gain for the twelve months ended December 31, 2021 and 2020, respectively.

The EPS loss for the twelve months ended December 31, 2021 was $(0.23) per share, compared to $(0.39) per share for the twelve months ended December 31, 2020.

EBITDA for the twelve months ending December 31, 2021 was a gain of $67 thousand, as compared to a loss of $11.6 million for the twelve months ending December 31, 2020.

Adjusted EBITDA for the twelve months ended December 31, 2021 was $12.1 million, as compared to a loss of $1.0 million for the twelve months ended December 31, 2020. Adjustments to EBITDA include stock-based compensation expense, gains/losses recognized upon the settlement of certain debt instruments, gains/losses from the remeasurement of derivative liabilities, and the effects of purchase accounting adjustments in connection with acquisitions.

Fourth Quarter 2021 Financial Results Conference Call

Boxlight Corporation, a Nevada corporation (the “Company”), will hold a conference call to announce its Fourth Quarter and Full Year 2021 financial results on Thursday, March 17, 2022 at 4:30 p.m. Eastern Time.

The conference call details are as follows:

Date:	Thursday, March 17, 2022
Time:	4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time
Dial-in:	1-877-545-0320 (Domestic) 1-973-528-0002 (International)
Participant Access Code:	901845
Webcast:	https://www.webcaster4.com/Webcast/Page/2213/44832

For those unable to participate during the live broadcast, a replay of the conference call will be available until 11:59 p.m. Eastern Time on Friday, March 17, 2023, by dialing 1-877-481-4010 (domestic) and 1-919-882-2331 (international) and referencing the replay passcode 44832.

Use of Non-GAAP Financial Measures

To supplement Boxlight’s financial statements presented on a GAAP basis, Boxlight provides EBITDA and Adjusted EBITDA as supplemental measures of its performance.

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro forma operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with EBITDA and Adjusted EBITDA, non-GAAP financial measures of earnings. EBITDA represents net income before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation, the change in fair value of derivative liabilities, purchase accounting impact of inventory markup, and non- cash losses associated with debt settlement. Our management uses EBITDA and Adjusted EBITDA as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to assess the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations, which include large non-cash amortizations of intangible assets from acquisitions and stock-based compensation. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

About Boxlight Corporation

Boxlight Corporation (Nasdaq: BOXL) is a leading provider of interactive technology solutions under its award-winning brands Clevertouch® and Mimio®. The Company aims to improve engagement and communication in diverse business and education environments. Boxlight develops, sells, and services its integrated solution suite including interactive displays, collaboration software, supporting accessories and professional services. For more information about Boxlight and the Boxlight story, visit http://www.boxlight.com and http://www.clevertouch.com.

Forward Looking Statements

This press release may contain information about Boxlight’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its development and introduction of new products and services, marketing and other business development initiatives, and competition in the industry, among other things. Boxlight encourages you to review other factors that may affect its future results and performance in Boxlight’s filings with the Securities and Exchange Commission.

Boxlight Corporation

Consolidated Condensed Balance Sheets

As of December 31, 2021 and December 31, 2020

(Unaudited)

(in thousands)

	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$17,938	$13,460
Accounts receivable – trade, net of allowances	28,531	20,869
Inventories, net of reserves	51,591	20,913
Prepaid expenses and other current assets	10,486	6,161
Total current assets	108,546	61,403

Property and equipment, net of accumulated depreciation	1,073	562
Intangible assets, net of accumulated amortization	65,532	55,156
Goodwill	26,037	22,742
Investment in subsidiary	—	—
Other assets	248	90
Total assets	$201,436	$139,953

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$33,638	$14,246
Accounts payable and accrued expenses – related parties	—	1,967
Short-term debt	9,804	16,817
Earn-out payable – related party	—	119
Deferred revenues – short-term	8,264	5,671
Derivative liabilities	3,064	363
Other short-term liabilities	426	1,209
Total current liabilities	55,196	40,392

Deferred revenues – long-term	13,265	10,482
Long-term debt	42,137	7,831
Deferred tax liability	8,690	7,902
Other long-term liabilities	340	2
Total liabilities	119,628	66,609

Commitments and contingencies (Note 13)

Mezzanine equity:
Preferred Series B	16,146	16,513
Preferred Series C	12,363	12,363
Total mezzanine equity	28,509	28,876

Stockholders’ equity:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 167,972 and 167,972 shares issued and outstanding, respectively	—	—
Common stock, $0.0001 par value, 200,000,000 shares authorized; 61,310,899 and 53,343,518 Class A shares issued and outstanding, respectively	6	6
Additional paid-in capital	110,866	86,768
Accumulated deficit	(61,301)	(47,498)
Accumulated other comprehensive loss	3,728	5,192
Total stockholders’ equity	53,299	44,468

Total liabilities and stockholders’ equity	$201,436	$139,953

Boxlight Corporation

Consolidated Condensed Statements of Operations and Comprehensive Loss

For the twelve months ended December 31, 2021, and 2020

(Unaudited)

(in thousands, except per share amounts)

	Year Ended
	December 31,
	2021	2020
Revenues, net	$185,177	$54,891
Cost of revenues	138,652	45,023
Gross profit	46,525	9,868

Operating expense:
General and administrative expenses	47,270	21,157
Research and development	1,826	1,419
Total operating expense	49,096	22,576

Income (loss) from operations	(2,571)	(12,708)

Other income (expense):
Interest expense, net	(3,382)	(2,815)
Other income (expense), net	(20)	129
Changes in fair value of derivative liabilities	(4,532)	(1,363)
Loss from settlements of liabilities	13	(216)
Total other income (expense)	(7,921)	(4,265)

Income (loss) before income taxes	(10,492)	(16,973)
Income tax expense	(3,310)	821
Net income (loss)	(13,802)	(16,152)
Fixed dividends - Series B Preferred	(1,269)	(338)
Deemed Contribution -Series B Preferred	367	—
Net loss attributable to common stockholders	(14,704)	(16,490)

Comprehensive loss:
Net income (loss)	(13,802)	(16,152)
Foreign currency translation (loss) gain	(1,464)	5,230
Total comprehensive loss	$(15,266)	$(10,922)

Net income (loss) per common share – basic	$(0.23)	$(0.39)

Weighted average number of common shares outstanding – basic	58,849	42,198

Reconciliation of net loss for the three months ended

December 31, 2021 and 2020 to EBITDA and adjusted EBITDA

	December 31,	December 31,
(in thousands)	2021	2020
Net loss	$(7,143)	$(8,566)
Depreciation and amortization	1,912	1,795
Interest expense	730	1,196
Income tax expense	(626)	(821)
EBITDA	$(5,127)	$(6,396)
Stock compensation expense	1,040	762
Restructuring costs	—	121
Acquisition costs	—	265
Change in fair value of derivative liabilities	(177)	(23)
Purchase accounting impact of fair valuing inventory	15	4,038
Purchase accounting impact of fair valuing deferred revenue	668	805
Net loss on settlement of Lind debt in stock	378	784
Net loss on settlement of debt close out	1,189	—
Adjusted EBITDA	$(2,014)	$356

Reconciliation of net loss for the twelve months ended

December 31, 2021 and 2020 to EBITDA and adjusted EBITDA

	December 31,	December 31,
(in thousands)	2021	2020
Net loss	$(13,802)	$(16,153)
Depreciation and amortization	7,177	2,555
Interest expense	3,382	2,815
Income tax expense	3,310	(821)
EBITDA	$67	$(11,604)
Stock compensation expense	4,060	1,628
Restructuring costs	—	121
Acquisition costs	—	438
Change in fair value of derivative liabilities	(12)	216
Purchase accounting impact of fair valuing inventory	60	4,248
Purchase accounting impact of fair valuing deferred revenue	2,980	805
Net loss on settlement of Lind debt in stock	3,751	3,124
Net loss on settlement of debt close out	1,189	—
Adjusted EBITDA	$12,095	$(1,024)

Media
Sunshine Nance
+1 360-464-2119 x254
sunshine.nance@boxlight.com

Investor Relations

+1 360-464-4478

investor.relations@boxlight.com